EXHIBIT 10.16

                                                                  Execution Copy

                       PREFERRED STOCK PURCHASE AGREEMENT

                             Dated September 2, 2005

                                 by and between

         KNOTT PARTNERS LP, MATTERHORN OFFSHORE FUND LTD., ANNO LP, GOOD STEWARD FUND LTD., BAY II RESOURCE PARTNERS, BAY RESOURCE PARTNERS L.P., BAY RESOURCE PARTNERS OFFSHORE FUND LTD., THOMAS E. CLAUGUS

                                       and

                          RAND ACQUISITION CORPORATION

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS.........................................................1

1.1      Definitions..........................................................1
1.2      Knowledge............................................................4
1.3      Interpretation.......................................................4

ARTICLE II CLOSING; PURCHASE AND SALE.........................................4

2.1      The Closing..........................................................4
2.2      Issuance and Delivery of the Purchase Shares.........................4
2.3      The Purchase Price...................................................4
2.4      Delivery of Purchase Price...........................................5
2.5      Use of Proceeds......................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................5

3.1      Organization; Good Standing..........................................5
3.2      Subsidiaries.........................................................5
3.3      Authority; Execution and Delivery; Enforceability....................5
3.4      Non-Contravention....................................................6
3.5      Corporate Documents..................................................6
3.6      Capitalization; Options..............................................6
3.7      Consents and Approvals...............................................7
3.8      SEC Reports and Financial Statements.................................7
3.9      Litigation and Claims................................................8
3.10     No Finder............................................................8
3.11     Exempt Offering......................................................8
3.12     Agreements; Action...................................................9
3.13     Related-Party Transactions...........................................9
3.14     Title to Property and Assets.........................................9
3.15     Employee Benefit Plans...............................................9
3.16     Tax Returns, Payments and Elections..................................9
3.17     Insurance............................................................10
3.18     Disclosure...........................................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYERS.......................10

4.1      Organization and Good Standing.......................................10
4.2      Corporate Authority; Execution and Delivery; Enforceability..........10
4.3      Non-Contravention....................................................11
4.4      Consents and Approvals...............................................11

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4.5      Litigation and Claims................................................11
4.6      No Finder............................................................11
4.7      Investment Representations...........................................11
4.8      Accredited Investor..................................................12

ARTICLE V COVENANTS...........................................................12

5.1      Restrictive Legends..................................................12
5.2      Change in Condition..................................................12
5.3      Subordination........................................................12
5.4      Limitation on Affiliate Transactions.................................12

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.................13

6.1      Conditions to obligations of the Buyers..............................13
6.2      Conditions to obligations of the Company.............................14

ARTICLE VII MISCELLANEOUS.....................................................14

7.1      Survival; Certain Other Matters......................................14
7.2      Further Assurances...................................................15
7.3      Expenses of the Transaction..........................................15
7.4      Notices..............................................................15
7.5      No Modification Except in Writing....................................16
7.6      Entire Agreement.....................................................16
7.7      Severability.........................................................17
7.8      Assignment...........................................................17
7.9      Governing Law; Jurisdiction..........................................17
7.10     Captions.............................................................17
7.11     Counterparts.........................................................17
7.12     Delays or Omissions..................................................18

Annex I       Company Disclosure Schedule
Annex II      Allocation among Buyers

Exhibit A     Certificate of Designations
Exhibit B     Registration Rights Agreement
Exhibit C     Form of legal opinion


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                       PREFERRED STOCK PURCHASE AGREEMENT

      PREFERRED STOCK PURCHASE AGREEMENT ("Agreement"), made and entered into this 2nd day of September, 2005, by and between KNOTT PARTNERS LP, MATTERHORN OFFSHORE FUND LTD., ANNO LP, GOOD STEWARD FUND LTD., BAY II RESOURCE PARTNERS, BAY RESOURCE PARTNERS L.P., BAY RESOURCE PARTNERS OFFSHORE FUND LTD., THOMAS E. CLAUGUS (each, a "Buyer" and collectively, "Buyers"), and RAND ACQUISITION CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Buyers desire to purchase and acquire from the Company, and the Company desires to issue and deliver to the Buyers, an aggregate of 300,000 shares (the "Purchase Shares") of the Company's Series A Convertible Preferred Stock, par value $0.0001 ("Series A Preferred Stock"), free and clear of all claims, liens, options, charges and encumbrances of any kind other than restrictions on transfer as provided under applicable securities laws ("Liens"), on the terms and subject to the conditions hereinafter set forth and as allocated among Buyers as set forth on Annex II to this Agreement; and

      WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article I of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:

      "Action" has the meaning ascribed to such term in Section 3.9.

      "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

      "Agreement" has the meaning ascribed to such term in the Preamble.

      "Business Day" means any day (other than Saturday or Sunday) on which banking institutions in the State of New York are not authorized or obligated by law to close.

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      "Buyer" or "Buyers" has the meaning ascribed to such term in the Preamble.

      "Certificate of Designations" shall mean the Certificate of Designations of the Preferred Stock, attached hereto as Exhibit A.

      "Closing" has the meaning ascribed to such term in Section 2.1.

      "Closing Date" has the meaning ascribed to such term in Section 2.1.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

      "Common Stock" has the meaning ascribed to such term in Section 3.6.

      "Company" has the meaning ascribed to such term in the Preamble.

      "Company Disclosure Schedule" shall mean that certain schedule attached hereto as Annex I qualifying the representations and warranties contained in
Article III.

      "Company Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, provided, however, that a Company Material Adverse Effect shall not include any such effect resulting from or arising in connection with (a) changes or conditions generally affecting the industries or segments in which the Company operates; (b) changes in general economic, market or political conditions; or
(c) the announcement, other disclosure or completion of the transactions contemplated by the Lower Lakes Acquisition Documents.

      "Conversion Shares" has the meaning ascribed to such term in Section
3.6(b).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all regulations promulgated thereunder.

      "Financial Statements" has the meaning ascribed to such term in Section
3.8.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

      "Governmental Authority" shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

      "Governmental Rules" shall mean all laws, statutes, rules, regulations, codes, ordinances, writs, orders or decrees of any Governmental Authority.


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

      "Lien" has the meaning ascribed to such term in the Preamble.

      "Lower Lakes Acquisition" shall mean the transactions contemplated by the Lakes Acquisition Documents.

      "Lower Lakes Acquisition Documents" shall mean the Stock Purchase Agreement, dated September 2, 2005, among the Company, LL Acquisition Corp. and the stockholders of Lower Lakes Towing Ltd. and the other agreements contemplated thereby or ancillary thereto.

      "Maritime Laws" means the Shipping Act, 1916, Merchant Marine Act, 1920, and the Merchant Marine Act, 1936, all as amended, and the regulations promulgated thereunder, collectively.

      "Person" shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

      "Preferred Stock" has the meaning ascribed to such term in the Recitals.

      "Purchase Price" has the meaning ascribed to such term in Section 2.3.

      "Purchase Shares" has the meaning ascribed to such term in the Recitals.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement, by and between the Company and the Buyers, in the form of Exhibit B hereto.

      "SEC" shall mean the Securities and Exchange Commission.

      "SEC Reports" has the meaning ascribed to such term in Section 3.8.

      "Section 203" has the meaning ascribed to such term in Section 5.14.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and all regulations promulgated thereunder

      "Subsidiary" shall mean, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.

      "Survival Period" has the meaning ascribed to such term in Section 7.1.


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

      "Transaction Documents" shall mean (i) the Registration Rights Agreement and the Certificate of Designations and (ii) those other agreements, certificates and documents entered into or delivered between the Buyers and the Company related to, ancillary to, or in connection with this Agreement, the Registration Rights Agreement or the Certificate of Designations.

      1.2 Knowledge. As used in the Agreement, "to the Company's knowledge" or "to the knowledge of the Company" or words of similar import shall mean the actual knowledge of Laurence S. Levy, the Chief Executive Officer of the Company.

      1.3 Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

      The parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of this Agreement or of any of the Transaction Documents.

                                   ARTICLE II

                           CLOSING; PURCHASE AND SALE

      2.1 The Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the transactions set forth in this Article II shall take place concurrently with the closing of the Lower Lakes Acquisition, or at such other time or such other date as Buyers and the Company may agree, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York (such date upon which the Closing occurs is referred to as the "Closing Date").

      2.2 Issuance and Delivery of the Purchase Shares. At the Closing, the Company shall issue and deliver to each Buyer certificates for the number of Purchase Shares set forth on Annex II hereto and each Buyer shall purchase such Purchase Shares from the Company.

      2.3 The Purchase Price. At the Closing, the Buyers shall purchase the Purchase Shares for a purchase price equal to Fifty Dollars ($50.00) per Purchase Share (the "Purchase Price"), which shall be paid to the Company by each Buyer in the amounts set forth on Annex II hereto.


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

      2.4 Delivery of Purchase Price. At the Closing, the aggregate Purchase Price shall be paid by the Buyers to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at least two Business Days prior to the Closing.

      2.5 Use of Proceeds. The Company shall use the net proceeds from the issuance of the Purchase Shares for the purposes of (a) funding the purchase price and other obligations of the Company and its Subsidiaries under the Lower Lakes Acquisition Documents, as well as payment of related fees and expenses, and (b) for general working capital purposes following consummation of the Lower Lakes Acquisition.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyers as of the date hereof and as of the Closing Date as follows:

      3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Company's ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.

      3.2 Subsidiaries. All of the outstanding shares of the capital stock of each Subsidiary of the Company are owned by the Company free and clear of all Liens. Each of the Company's Subsidiaries is set forth on Section 3.2 of the Company Disclosure Schedule and is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company's Subsidiaries has the power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation or other legal entity in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Company's ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.

      3.3 Authority; Execution and Delivery; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Company of this Agreement and


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

the Transaction Documents and the consummation by the Company of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Company), this Agreement and the Transaction Documents constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

      3.4 Non-Contravention. Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement and the Transaction Documents by the Company, nor the consummation of the transactions hereby and thereby contemplated by the Company, will:

            (i) constitute any violation or breach of the certificate of incorporation or the by-laws (or comparable organizational documents in the case of Subsidiaries) of the Company or any of its Subsidiaries;

            (ii) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any Contract to which the Company or any of its Subsidiaries is a party or by which any of the assets of the Company or any of its Subsidiaries or the Purchase Shares may be affected;

            (iii) assuming the consents and approvals described in Section 3.7 have been received, violate any Governmental Rules affecting the Company or any of its Subsidiaries; or

            (iv) result in the creation of any Lien on any of the assets of the Company or any of its Subsidiaries.

other than, in the case of foregoing clauses (ii), (iii), and (iv), those defaults, violations, breaches, accelerations and Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect.

      3.5 Corporate Documents. The Company has filed as exhibits to its SEC Reports true and complete copies of the Certificate of Incorporation, as amended, and By-Laws of the Company.

      3.6 Capitalization; Options. (a) The Company is authorized to issue 20,000,000 shares of Common Stock, 5,600,000 of which are issued and outstanding as of the date hereof, ("Common Stock") and 1,000,000 shares of Preferred Stock, none of which are issued and outstanding as of the date hereof (prior to giving effect to the transactions contemplated by this Agreement).


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

      (b) All of the Purchase Shares when issued to Buyers in accordance with the terms of this Agreement shall be legally and validly issued, fully paid and non-assessable, free and clear of all Liens. The shares of Common Stock issuable upon conversion of the Purchase Shares (the "Conversion Shares") have been duly and validly reserved on the books and records of the Company and, when issued upon conversion of the Purchase Shares in accordance with the terms of the Certificate of Designations and applicable Governmental Rules, shall be legally and validly issued, fully paid and nonassessable, free and clear of all Liens.

      (c) Other than the Common Stock and the Preferred Stock, there are no other series or classes of capital stock of the Company authorized or issued and outstanding. Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, there are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or other instruments convertible into or exchangeable for shares of capital stock of the Company or any of the Company's Subsidiaries, in each such case, to which the Company or any of Company's Subsidiaries is a party and which relates to the sale or issuance of shares of capital stock of the Company or of any of Company's Subsidiaries (collectively, the "Company Instruments") As of the date hereof, there are 10,100,000 shares of Common Stock reserved on the Company's books and records for issuance upon exercise of redeemable warrants and an option held by the underwriter of the Company's initial public offering. Except as set forth on
Section 3.6(c) of the Company Disclosure Schedule or as contemplated by this Agreement and the Transaction Documents, (i) the Company has not agreed to register any shares of its capital stock under the Securities Act or granted registration rights with respect to shares of its capital stock to any Person and (ii) there are no voting trusts, stockholders agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the voting or transfer of any shares of Common Stock. Except as disclosed in the SEC Reports or any exhibit thereto, to the extent any such Company Instruments are outstanding as of the date hereof, neither the issuance and sale of the Purchase Shares nor the issuance of the Conversion Shares in accordance with its terms will result in an adjustment of the exercise or conversion price of, or number of shares issuable upon the exercise or conversion of any such, Company Instruments.

      (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. All outstanding Common Stock, options and other securities of the Company were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws (including, without limitation, anti-fraud provisions) or, subject in part to the truth and accuracy of each purchaser's representations to the Company at the time of the purchase thereof, pursuant to valid exemptions therefrom.

      3.7 Consents and Approvals. Except as set forth in Section 3.7 of the Company Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required on behalf of the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

      3.8 SEC Reports and Financial Statements.


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

      (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since November 2, 2004 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any form, report or other document with the SEC.

      (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (the "Financial Statements") (i) was prepared from the books of account and other financial records of the Company,
(ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the financial position of the Company as at the respective dates thereof and the results of its operations and its cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect).

      (c) Except for liabilities and obligations reflected on the March 31, 2005 balance sheet of the Company included in the SEC Reports (including the notes thereto), liabilities and obligations disclosed in the SEC Reports (including exhibits thereto) filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business since March 31, 2005, neither the Company nor any of the Company's Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which, individually or in the aggregate, would cause a Company Material Adverse Effect.

      3.9 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or that questions the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. Neither the Company nor any of its Subsidiaries is subject to or in default under any judgment, order, writ, agreement, injunction or decree of any court or Governmental Authority.

      3.10 No Finder. Neither the Company, nor any of its Subsidiaries, nor any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      3.11 Exempt Offering. Subject in part to the truth and accuracy of each Buyer's representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Purchase Shares and the Conversion Shares, as contemplated by and in conformity with this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of

Regulation D thereunder, and from the registration or qualification requirements of any other applicable federal or state securities laws, and the issuance of the Conversion Shares in accordance with the Company's Certificate of Incorporation and the Certificate of Designations will be exempt from such registration and qualification requirements, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      3.12 Agreements; Action. Other than (i) the Lower Lakes Acquisition Documents, (ii) contracts in respect of services being provided to the Company by third parties in connection with the Lower Lakes Acquisition and (iii) as attached as an exhibit to the Company's filing on Form S-1 (as amended) with the SEC (File no. 333-117051), the Company is not a party to, and none of its properties, rights or assets are bound by, any material contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, whether written or oral.

      3.13 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in the Company's SEC filings, none of such persons and no "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had any direct or indirect ownership interest in, or other material interest in the Company, or any firm or corporation (i) with which the Company is affiliated, (ii) with which the Company has a business relationship, (iii) that competes with the Company, (iv) which purchases from or sells, licenses or furnishes to the Company any goods, property or services; or (v) which is a party to any contract or agreement to which the Company is a party or by which it may be bound or affected; provided, however that no representation or warranty is made with respect to stock in publicly traded companies that may compete with the Company owned by employees, officers or directors of the Company and members of their immediate families.

      3.14 Title to Property and Assets. Company has good and marketable title to all of its properties and assets, in each case, except as set forth in the SEC filings and except for liens arising from current taxes not yet due and payable, free and clear of any mortgages, pledges, liens, encumbrances, security interests or charges of any kind (collectively, "Encumbrances").

      3.15 Employee Benefit Plans. Neither the Company, nor any member of a controlled group (within the meaning of Sections 414(b), (c), (m) and (o) of the Code)) of employers that include the Company (collectively, the "Company Group"), maintains any "employee benefit plan" within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) nor any other severance, bonus, incentive stock option, stock appreciation, stock purchase, retirement, insurance, profit sharing, deferred compensation welfare or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of the Company or members of the Company Group (including such arrangements contained within the provisions of an individual employment or consulting agreement).

      3.16 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in Section 3.16 of the Company Disclosure Schedule. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected to be treated as a Subchapter S corporation pursuant to
Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities, and no such audits are pending or, to the Company's knowledge, threatened. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

      3.17 Insurance. Other than directors' and officers' liability insurance policies, the Company does not maintain any insurance policies. All insurance policies maintained by the Company are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from any issuer of any such insurance policies of its intention to cancel or refusal to renew any policy issued by it.

      3.18 Disclosure. None of this Agreement or any other statements or certificates made or delivered in connection herewith or therewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

      Each Buyer, severally and not jointly, represents and warrants to the Company as of the date hereof and the Closing Date as follows:

      4.1 Organization and Good Standing. Such Buyer (if not an individual) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

      4.2 Corporate Authority; Execution and Delivery; Enforceability. Such Buyer has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. The execution and delivery by such Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation by such Buyer of the transactions hereby and thereby contemplated have been authorized by all necessary action (corporate or otherwise). Such Buyer has duly executed and delivered this Agreement and the Transaction Documents to which it is a party, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than such Buyer), this Agreement and the Transaction Documents to which it is a party constitute valid and binding obligations of such Buyer and are enforceable against such Buyer in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

      4.3 Non-Contravention. Neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party by such Buyer, nor the consummation of the transactions hereby or thereby contemplated by such Buyer, will:

            (i) constitute any violation or breach of the organizational documents of such Buyer (if not an individual); or

            (ii) violate any Government Rule affecting such Buyer, other than any such violations which, individually or in the aggregate, would not prevent such Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

      4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required on behalf of such Buyer in connection with the execution, delivery or performance of this Agreement or the Transaction Documents to which it is a party and all documents contemplated hereby or thereby or the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations with, third parties the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, prevent such Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

      4.5 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation pending or, to the knowledge of such Buyer, threatened against or affecting such Buyer with respect to the propriety or validity of the transactions contemplated hereby.

      4.6 No Finder. Neither such Buyer nor any party acting on such Buyer's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      4.7 Investment Representations. Such Buyer hereby acknowledges and agrees that the Purchase Shares, and, if and when issued, the Conversion Shares, will not be registered under the Securities Act or any state securities laws and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act and all applicable state securities laws. In this connection, such Buyer understands Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      4.8 Accredited Investor. Such Buyer represents that: (i) such Buyer is an "accredited investor" (as such term is defined in Regulation D under the Securities Act) and is acquiring the Purchase Shares for its own account, for investment purposes only, and not with a view to the resale or offer for sale thereof or with any present intention of distributing or selling or offering for sale any of such securities; and (ii) such Buyer is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Purchase Shares.

                                   ARTICLE V

                                    COVENANTS

      5.1 Restrictive Legends. None of the Purchase Shares or the Conversion Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to each transferring Buyer shall advise the Company in writing that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT, OR (II) UPON RECEIPT BY ISSUER OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

      The Company shall remove or cause its registrar and transfer agent to remove such legend at the time such Purchase Shares or Conversion Shares are transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

      5.2 Change in Condition. Prior to the Closing, the Company shall promptly advise each Buyer in writing of any material change in the condition (financial or otherwise), operations or properties or businesses of the Company, Lower Lakes, or any of their respective Subsidiaries.

      5.3 Subordination. The Company and each Buyer hereby agree that the form of subordinated promissory note attached as Exhibit A to the Certificate of Designations shall be amended to expressly subordinate the indebtedness represented thereby, and the rights of the holder thereunder, to the senior indebtedness to be incurred by the Company on the Closing Date in accordance with the commitment letter in respect thereof attached at Exhibit 14 to the Stock Purchase Agreement included in the Lower Lakes Acquisition Documents, all to the reasonable satisfaction of the holders of such senior indebtedness.

      5.4 Limitation on Affiliate Transactions. Notwithstanding the inapplicability of Section 203 of the Delaware General Corporation Law ("Section 203") to the Company, the Buyers and the transactions contemplated hereby, each Buyer hereby agrees that, from and after the Closing and until the eighteen month anniversary thereof, the Company shall be prohibited from engaging in any "business combination" (as defined in Section 203) with such Buyer unless such business combination is approved by the holders of a majority of Common Stock of the Company, other than Buyers, entitled to vote at a meeting in respect thereof.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

      The obligation of the parties to consummate the transactions contemplated under this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the party whose obligation is subject to such conditions, in their sole discretion; provided, however, that a waiver by a Buyer of a condition to the obligations of any such Buyer will not be effective unless such condition is also waived by each other Buyer with respect to each such other Buyer's obligations.

      6.1 Conditions to obligations of the Buyers.

      (a) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Transaction Document.

      (b) The Lower Lakes Acquisition shall be completed concurrently with the Closing in accordance with the terms of the Lower Lakes Acquisition Documents, without waiver by the Company or its Affiliates party thereto of any material term or condition thereof (including, without limitation, waiver of any event, condition or contingency that would constitute a Material Adverse Effect (as defined in the Lower Lakes Acquisition Documents)).

      (c) The Company shall have executed and delivered the Registration Rights Agreement, dated as of the Closing Date.

      (d) The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

      (e) The Buyers shall have received a short-form good standing certificate relating to the Company, dated within ten Business Days of the Closing Date (with a bring down certificate dated as of the Closing), issued by the Secretary of State of the State of Delaware.

      (f) The representations and warranties of the Company contained in Article III that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

      (g) The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      (h) The Chief Executive Officer of the Company shall deliver to each Buyer at the Closing a certificate stating that the conditions specified in Sections 6.1(d), 6.1(f), and 6.1(g) have been fulfilled and stating that there shall have been no event which has resulted in a Company Material Adverse Effect since the date of the Financial Statements.

      (i) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

      (j) All corporate and other proceedings in connection with the transactions contemplated hereby at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyers' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Company's Certificate of Incorporation, the Certificate of Designations and By-laws and Board of Director and stockholder resolutions, if any, relating to this Agreement and the transactions contemplated hereby.

      (k) The Buyers shall have received from Katten Muchin Rosenman LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

      6.2 Conditions to obligations of the Company.

      (a) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an Action against the consummation of the transactions contemplated hereby or by any Transaction Document.

      (b) The Lower Lakes Acquisition shall be completed concurrently with the Closing in accordance with the terms of the Lower Lakes Acquisition Documents.

      (c) The Buyers shall have executed and delivered the Registration Rights Agreement.

      (d) The Buyers shall have provided evidence reasonably satisfactory to the Company that issuance of the Purchase Shares to the Buyers will not result in the failure of the Company to be in continuous compliance with the U.S. citizenship requirements of the Maritime Laws and any provisions of the certificate of incorporation or by-laws of the Company adopted from time to time to ensure such compliance .

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1 Survival; Certain Other Matters.

      (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing and shall continue in full force and effect until the second anniversary of the date hereof, after which time such representations and warranties shall terminate and have no further force or effect; provided, however, that the representations and warranties contained in

Sections 3.6, 3.13, 4.6, 4.7 and 4.8 hereof shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations, after which time such representations and warranties shall terminate and have no further force or effect. The period during which any such representation or warranty survives is the "Survival Period" for such representation or warranty. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to, and only with respect to, any matter of which notice is given to Company or Buyers, as the case may be, in writing pursuant to this Agreement prior to the end of the applicable Survival Period until such matter is resolved, after which time such representation and warranty shall terminate and have no further force or effect. The representations, warranties and covenants of the Company contained in or made pursuant to this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Buyer or the Company.

      (b) The covenants and agreements of the parties contained in this Agreement shall survive the Closing as to each Buyer until such Buyer no longer owns any Purchase Shares or Conversion Shares.

      (c) Each party hereto may assert a claim or cause of action under this Agreement with respect to (i) any breach of one or more of the representations and warranties contained in Articles III and IV hereof, as the case may be, provided that such claim or cause of action is asserted within the applicable time period specified in Section 7.1(a) hereof and (ii) subject to Section 7.1(b) hereof, a breach of any one or more of the covenants or agreements contained in this Agreement. Except as provided for in the immediately preceding sentence, the parties to this Agreement agree that no claims or causes of action on any basis (including in contract or tort, under federal or state securities laws or otherwise), other than for fraud, may be brought against the Company or any Buyer or any of their respective directors, officers, employees, Affiliates, shareholders, successors, permitted assigns, agents, or representatives based upon, directly or indirectly, any of the representations or warranties contained in Articles III and IV of this Agreement or any misstatement or failure to state any fact made by Company in connection with such Buyer's purchase of the Purchase Shares or the Conversion Shares.

      7.2 Further Assurances. From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments and agreements, and take or cause to be taken all such actions as counsel for the other party may reasonably request for the effectual consummation of this Agreement and the transactions hereby contemplated.

      7.3 Expenses of the Transaction. The Company shall pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated and the reasonable fees and expenses of the Buyers incurred in connection with this Agreement and the transactions hereby contemplated, including, without limitation, reasonable legal and accounting fees and expenses, in each case of one such professional services firm; provided, however, that the Company's obligations under this Section 7.3 to pay Buyers' reasonable fees and expenses shall not exceed $15,000 in the aggregate unless the Closing shall have occurred.

      7.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

      If to the Buyers, to the addresses set forth on Annex II hereto.

      With a copy to:

                  DLA Piper Rudnick Gray Cary LLP
                  1251 Avenue of the Americas
                  New York, New York  10020
                  Attention:  William N. Haddad, Esq.
                  Telecopy:    (212) 884-8498
                  Telephone:  (212) 835-6198

      If to the Company to:

            Rand Acquisition Corporation
            450 Park Avenue, Suite 1001
            New York, New York 10022
            Telecopy:  (212) 644-6262
            Telephone: (212) 644-3450

      With a copy to:

            Katten Muchin Rosenman LLP
            575 Madison Avenue
            New York, New York 10022
            Attention: Todd Emmerman, Esq.
            Telecopy:  (212) 940-8776
            Telephone: (212) 940-8873

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

      7.5 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

      7.6 Entire Agreement. This Agreement, together with any Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

      7.7 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      7.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Company or a Buyer without the prior written consent of the other party; provided, however, that, prior to Closing, each Buyer may assign its rights under this Agreement to any Affiliate of such Buyer that agrees in favor of the Company in writing to the assumption of the assigning Buyer's obligations under this Agreement. No such assignment and assumption shall relieve the assigning Buyer of its obligations under this Agreement.

      7.9 Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

      (b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

      (c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

      7.10 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

      7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

      7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any Buyer, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or any Buyer nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Buyer of any breach of default under this Agreement, or any waiver on the part of the Company or any Buyer of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any Buyer, shall be cumulative and not alternative.

                            [Signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Preferred Stock Purchase Agreement on the day and year first above written.


                                RAND ACQUISITION CORPORATION

                                By: /s/ Laurence S. Levy
                                    ---------------------------
                                    Name:  Laurence S. Levy
                                    Title: President


                                KNOTT PARTNERS LP

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner


                                MATTERHORN OFFSHORE FUNDS LTD.

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner


                                GOOD STEWARD FUND LTD.

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner


                                ANNO LP

                                By: /s/ David Knott
                                    ---------------------------
                                    Name:  David Knott
                                    Title: General Partner

                                BAY II RESOURCE PARTNERS

                                By: /s/ George E. Case, III
                                    ---------------------------
                                    Name:  George E. Case, III
                                    Title: Vice President, GMT Capital Corp.,
                                           General Partner


                                BAY RESOURCE PARTNERS L.P.

                                By: /s/ George E. Case, III
                                    ---------------------------
                                    Name:  George E. Case, III
                                    Title: Vice President, GMT Capital Corp.,
                                           General Partner


                                BAY RESOURCE PARTNERS OFFSHORE FUND
                                    LTD.

                                By: /s/ George E. Case, III
                                    ---------------------------
                                    Name:  George E. Case, III
                                    Title: Vice President, GMT Capital Corp.,
                                           Manager, GMT Capital Offshore
                                           Management, LLC, Investment Manager


                                /s/ Thomas E. Claugus    /s/ George E. Case, III
                                ------------------------------------------------
                                           THOMAS E. CLAUGUS
                                           BY: GEORGE E. CASE, III